FIRST AMENDMENT
                         TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to the Agreement and Plan of Merger by and among Martin Color-Fi, Inc. ("Martin"), MCF Acquisition, Inc. ("Acquisition"), and Dimeling, Schreiber & Park ("DS&P") dated as of February 29, 2000 (the "Agreement") is dated June 26, 2000 (the "Amendment").

     WHEREAS, the parties to the Agreement desire to amend the terms of the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. All capitalized terms used in this Amendment not defined herein shall have the meaning given to them in the Agreement.

     2. Except as specifically amended hereby, all terms and provisions of the Agreement shall remain in full force and effect.

     3. The following sections will be amended as follows:

          (a) The following definitions shall be deleted: Accountants, Availability Reserve, Capital Contribution, Closing Date Balance Sheet, Estimated Closing Date Availability, Estimated Closing Date Balance Sheet, Final Closing Date Availability, Final Purchase Price, Preliminary Purchase Price, and Tax Liability Reserve.

          (b) The definition of "Assumed Liabilities" shall be deleted in its entirety and replaced with the following:

                    "Assumed Liabilities" means trade payables incurred after filing of the Cases in the Ordinary Course of Business and accrued as of the Closing Date, severance obligations that are due and payable on or prior to the Closing Date under Martin's Severance Policy for Salaried Employees and any severance obligations under those certain Executive Severance Agreements that become due and payable to Stephen
         A. Zagorski, Greg W. Anderson, Wiley H. Turner, Curtis R. Wright, Scott Shipes, Jennifer P. Summer or Wilbur L. Ballard, cure payments under assumed contracts in the amounts set forth on Exhibit C to the DS&P Agreement and Plan of Merger, employee's salaries and commissions (and all associated Tax obligations associated therewith) incurred in the Ordinary Course of Business and accrued as of the Closing Date, unpaid fees and expenses associated with the New Debt Financing owed by Martin, including, without limitation all legal fees of the Lender's counsel, the fees and expenses of DS&P and Acquisition (which fees and expenses of DS&P and Acquisition shall not exceed $500,000), including without limitation legal fees incurred in connection with the transactions contemplated in the DS&P Agreement and Plan of Merger, accrued Tax Liabilities up to the Closing, and those taxes set forth on Sections 4(h), 4(i), and 4(k) of the Disclosure Schedule of the DS&P Agreement and Plan of Merger (to the extent not discharged by the bankruptcy), and any liabilities arising from the 401(K) Plan as described in Section 7(b)(xiii) of the DS&P Agreement and Plan of Merger, if any (to the extent not discharged by the bankruptcy).

          (c) The definition of "Material Adverse Change" shall be revised by deleting (i)(a).

          (d) The definition of "Plan Administrator" shall be restated as follows:

               "Plan Administrator" shall mean the person appointed by the Bankruptcy Court to oversee the distribution of the Purchase Price pursuant to the Plan and the Plan Administrator Agreement.

          (e) The definition of "Purchase Price" shall be added to read as follows:

          "Purchase Price" means Sixteen Million Dollars ($16,000,000). As additional consideration, the Surviving Corporation shall assume the Assumed Liabilities. The term Purchase Price shall be substituted for Final Purchase Price in the Agreement wherever it appears.

          (f) The definition of "Tax Liability" shall be restated as follows:

               "Tax Liability shall be defined as: (A) all fees and expenses associated with the determination of any Tax, including, but not limited to, costs of preparation of any Tax Returns, determining any Tax liability or lien on a Tax Return, or defending any position taken on a Tax Return, (B) any unpaid Tax liabilities shown on any Tax Return for all periods ending on or prior to the Closing, (C) any other Taxes owed by the Surviving Corporation attributable to actions of Martin or its subsidiaries on or prior to the Closing (including, without limitation, any Taxes attributable to the transfer of the Trust Assets), and (D) any Taxes owed by the Surviving Corporation for any period after Closing as a result of a breach of the representations in Sections 4(k) or 4(dd).

               (g) Section 2(c) shall be revised to delete the phrase "with $10,000,000").

               (h) Section 2(e)(i) shall be restated as follows:

               On the Closing Date, DS&P shall capitalize Acquisition and Martin shall obtain a revolving line of credit to be arranged by Martin satisfactory to DS&P and Acquisition in their sole discretion and a term loan to be arranged by Martin satisfactory to DS&P and Acquisition in their sole discretion, (the revolving line of credit and the term loan are referred to herein as the "New Debt Financing").

               (i) Section 2(e)(ii) shall be deleted and restated as follows:

               No later than three (3) business days prior to Closing, Martin shall provide to DS&P a pro forma balance sheet of Martin on a consolidated basis estimated as of the Closing.

               (j) Section 2(e)(iii) shall be restated as follows:

               On the Closing Date, the Purchase Price shall be paid as follows:
          Fifteen Million Dollars ($15,000,000) from the Purchase Price shall be distributed directly to Bank of America (the "Bank") at Closing and the remaining One Million Dollars ($1,000,000) shall be distributed to the Plan Administrator to pay the claims of creditors in Classes 2, 3, 6, and 7, as set forth in the Plan and the Plan Administrator fees of up to $25,000. The Surviving Corporation shall directly pay the Assumed Liabilities.

               (k) Section 2(e)(iv) is deleted in its entirety.

               (l) Section 2(e)(v) is deleted in its entirety.

               (m) Section 2(f)(i) shall be restated as follows:

               The Purchase Price shall be delivered to the Bank and the Plan Administrator in the amounts set forth hereinabove and shall be payment in full of all creditors (except for those creditors included in the Assumed Liabilities) pursuant to the terms and conditions of the Agreement, this Amendment, and the Plan.

               (n) Section 2(f)(ii) shall be restated as follows:

               At Closing, the Purchase Price shall be used by the Plan Administrator to pay Administrative Claims that have been finally determined as of the Closing, to pay Martin's creditors pursuant to the terms of the Plan, to pay any amounts or benefits owed to James F. Martin ("JFM") pursuant to (a) any agreements or arrangements between Martin and JFM in effect as of the date hereof or (b) as a result of any employment relationship or severance of such employment relationship between JFM and Martin. The Surviving Corporation will have no liability for post-petition liabilities or administrative claims or expenses unless they are expressly included in the calculation of Assumed Liabilities.

               (o) Section 2(f)(iii) shall be deleted and restated as follows:

               Administrative Claims shall be paid by the Plan Administrator out of the Purchase Price and Surviving Corporation will have no liability for any Administrative or Priority Claims unless said claims are expressly included in the definition of Assumed Liabilities.

               (p) Section 2(f)(iv) is deleted in its entirety.

               (q)   Section   3(a)(v)   shall  be  revised   to  delete   "with
          $10,000,000."

               (r) Section 5(o)(ii) is deleted in its entirety.

               (s) Section 6(a)(v) shall be revised by deleting the phrase "and the Tax Liability Reserve will be increased as provided herein".

               (t) Section 6(a)(xx) shall be revised by deleting the term "Preliminary Purchase Price" and adding the term "Purchase Price" in its place.

               (u) Section 7(b)(iv) shall be restated as follows:

               "distributions to creditors of Martin and its Subsidiaries must be restricted to ensure that all Administrative Claims are filed and resolved;"

               (v) Section 7(b)(x) shall be deleted except for the definition of "Closing Basis."

               (w) Section 7(b)(xi) is deleted in its entirety.

               4. Surviving Corporation shall be entitled to keep all cash on hand as of the Closing Date and any tax refunds relating to Martin's 1996 income tax returns whether such refunds are received before or after the Closing Date.

               5. (a) This Amendment shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (b) Other than that certain Confidentiality Agreement dated July 16, 1999 between Martin and DS&P, the Agreement (including the documents referred to herein) and this Amendment constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, however, that the Confidentiality Agreement was amended by the Agreement to delete Section 5 of the Confidentiality Agreement in its entirety and supersede it with the terms contained therein.

               (c) This Amendment shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of DS&P and Martin; provided, however, that DS&P may
          (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

               (d) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (e) This Amendment shall be governed by and construed in accordance with the domestic laws of the State of South Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

               (f) No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by DS&P and Martin. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (g) Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     6. This Amendment has been duly authorized by each of the Parties hereto and, subject to approval by the Bankruptcy Court, will be a valid and legal binding obligation of each of the Parties hereto.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.


                               SIGNATURES OMITTED

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              MARTIN COLOR-FI, INC.


                                       AND


                              MCF ACQUISITION, INC.


                                       AND


                           DIMELING, SCHREIBER & PARK


                                FEBRUARY 29, 2000

                                TABLE OF CONTENTS


1.       Definitions..............................................................................................1

2.       Basic Transaction........................................................................................8
         (a)  The Merger..........................................................................................8
         (b)  The Closing.........................................................................................8
         (c)  Actions at the Closing..............................................................................8
         (d)  Effect of Merger....................................................................................8
                  (i)    General..................................................................................8
                  (ii)   Certificate of Incorporation.............................................................8
                  (iii)  Bylaws...................................................................................9
                  (iv)   Directors and Officers...................................................................9
                  (v)    Cancellation of Martin Shares............................................................9
                  (vi)   Conversion of Capital Stock of Acquisition...............................................9
         (e)  Determination of Payments...........................................................................9
         (f)  Payments and Satisfaction of all Claims............................................................10
         (g)  Closing of Transfer Records........................................................................12

3.  Representations and Warranties Concerning the Transaction....................................................12
         (a)  Representations and Warranties of the DS&P.........................................................12
                  (i)    Organization............................................................................12
                  (ii)   Authorization of Transaction............................................................12
                  (iii)  Noncontravention........................................................................12
                  (iv)   Brokers' Fees...........................................................................12
                  (v)    Financial Ability.......................................................................13
         (b)  Representations and Warranties of Acquisition......................................................13
                  (i)    Organization of Acquisition.............................................................13
                  (ii)   Authorization of Transaction............................................................13
                  (iii)  Noncontravention........................................................................13
                  (iv)   Brokers' Fees...........................................................................13

4.  Representations and Warranties Concerning Martin and Its Subsidiaries........................................13
         (a)  Organization, Qualification, and Corporate Power...................................................14
         (b)  Capitalization.....................................................................................14
         (c)  Noncontravention...................................................................................14
         (d)  Brokers' Fees......................................................................................15
         (e)  Title to Assets....................................................................................15
         (f)  Subsidiaries.......................................................................................15
         (g)  Financial Statements...............................................................................15
         (h)  Events Subsequent to Most Recent Fiscal Year End...................................................16
         (i)  Undisclosed Liabilities............................................................................18
         (j)  Legal Compliance...................................................................................18
         (k)  Tax Matters........................................................................................18
         (l)  Real Property......................................................................................20
         (m)  Intellectual Property..............................................................................22
         (n)  Tangible Assets....................................................................................25
         (o)  Inventory..........................................................................................25
         (p)  Contracts..........................................................................................25
         (q)  Notes and Accounts Receivable......................................................................27
         (r)  Powers of Attorney.................................................................................27
         (s)  Insurance..........................................................................................27
         (t)  Litigation.........................................................................................27
         (u)  Product Warranty...................................................................................28
         (v)  Product Liability..................................................................................28
         (w)  Employees..........................................................................................28
         (x)  Employee Benefits..................................................................................29
         (y)  Guaranties.........................................................................................31
         (z)  Environmental, Health, and Safety Matters..........................................................31
                  (aa)  Year 2000................................................................................32
                  (bb)  Certain Business Relationships with Martin and Its Subsidiaries..........................33
                  (cc)  Disclosure...............................................................................33
                  (dd)  Provided Information.....................................................................33


                                       i

5.       Pre-Closing Covenants...................................................................................33
         (a)  General............................................................................................33
         (b)  Notices and Consents...............................................................................33
         (c)  Operation of Business..............................................................................34
         (d)  Preservation of Business...........................................................................34
         (e)  Full Access........................................................................................34
         (f)  Notice of Developments.............................................................................34
         (g)  Exclusivity........................................................................................34
         (h)  Title Insurance....................................................................................36
         (i)  Liquidating Trust..................................................................................36
         (j)  Surveys............................................................................................37
         (k)  Employment Contracts...............................................................................37
         (l)  Notice to Creditors................................................................................37
         (m)  New Debt Financing.................................................................................37
         (n)  Contract...........................................................................................37
         (o)  Determination of Martin's Tax Liability............................................................37
                  (i)   File Tax Return..........................................................................37
                  (ii)  Pay Shortfall............................................................................37
         (p)  Notice of Taxes....................................................................................38
         (q)  Lease of Property in Dalton, Georgia...............................................................38
         (r)  Buchanan Industries, Inc...........................................................................38
         (s)  Leased Property Owners.............................................................................38

6.       Conditions to Obligation to Close.......................................................................38
         (a)  Conditions to Obligation of DS&P and Acquisition...................................................38
         (b)  Conditions to Obligation of Martin.................................................................41

7.       The Chapter 11 Case.....................................................................................42
         (a)  Bar Date...........................................................................................42
         (b)  Plan...............................................................................................42
         (c)  Liquidating Trust..................................................................................45
         (d)  Confirmation Order.................................................................................45

8.  Termination..................................................................................................46
         (a)  Termination of Agreement...........................................................................46
         (b)  Effect of Termination..............................................................................46

9.  Miscellaneous................................................................................................46
         (a)  Press Releases and Public Announcements............................................................46
         (b)  No Third-Party Beneficiaries.......................................................................47
         (c)  Entire Agreement...................................................................................47
         (d)  Succession and Assignment..........................................................................47
         (e)  Counterparts.......................................................................................47
         (f)  Headings...........................................................................................47
         (g)  Notices............................................................................................47
         (h)  Governing Law......................................................................................48
         (i)  Amendments and Waivers.............................................................................48
         (j)  Severability.......................................................................................48
         (k)  Expenses...........................................................................................48
         (l)  Construction.......................................................................................49
         (m)  Incorporation of Exhibits, Annexes, and Schedules..................................................49
         (n)  Submission to Jurisdiction.........................................................................49
         (o)  Survivability......................................................................................49
         (p)  Sole Remedy of Martin..............................................................................49
         (q)  Disclosure Generally...............................................................................50

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of February 29, 2000, by and among DIMELING, SCHREIBER & PARK, a Pennsylvania general partnership ("DS&P"), MCF Acquisition, Inc. a South Carolina corporation ("Acquisition") and MARTIN COLOR-FI, INC., a South Carolina corporation ("Martin"). DS&P, Acquisition and Martin are referred to collectively herein as the "Parties".

     This Agreement contemplates a transaction in which DS&P will acquire all of the outstanding stock of Martin for cash through a reverse subsidiary merger of Acquisition with and into Martin.

     Now, therefore, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.

          "Accountants" has the same meaning set forth in Section 2(e)(iv).

          "Acquisition"  has  the  meaning  set  forth  in  the  preface  above.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

          "Assumed Liabilities" means trade payables incurred after filing of the Chapter 11 Case in the Ordinary Course of Business and accrued as of the Closing Date, severance obligations that are due and payable on or prior to the Closing Date under Martin's Severance Policy for Salaried Employees, any severance obligations under those certain Executive Severance Agreements that become due and payable to Stephen A. Zagorski, Greg W. Anderson, Wiley H. Turner, Curtis R. Wright, Scott Shipes, Jennifer
     P. Summer or Wilbur L. Ballard, cure payments under assumed contracts in the amounts set forth on Exhibit C, employee's salaries and commissions
     (and all associated Tax obligations associated therewith) incurred in the Ordinary Course of Business and accrued as of the Closing Date, unpaid fees and expenses associated with the New Debt Financing owed by Martin, including, without limitation all legal fees of the lender's counsel, the fees and expenses of DS&P and Acquisition (which fees and expenses of DS&P and Acquisition shall not exceed $500,000), including without limitation legal fees incurred in connection with the transactions contemplated herein, accrued Tax liabilities for the period prior to the Closing, and those taxes set forth on Sections 4(k), 4(h) and 4(i) of the Disclosure Schedule (to the extent not discharged by the bankruptcy).

          "Availability Reserve" has the meaning set forth in Section 2(e)(iii).

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of South Carolina.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Bar Date" means the date on which all administrative claims must be filed, as contemplated in Section 7(a) below.

          "Capital Contribution" has the meaning set forth in Section 2(e)(i) below.

          "Chapter 11 Case" means that certain case under Chapter 11 of the United States Bankruptcy Code involving Martin in the Bankruptcy Court, Case Number 98-10145/W.

          "Closing" has the meaning set forth in Section 2(b) below.

          "Closing Basis" has the meaning set forth in Section 7(b)(x) below.

          "Closing Date" has the meaning set forth in Section 2(b) below.

          "Closing Date Balance Sheet" means the final balance sheet of Martin (on a consolidated basis) as of Closing that includes and specifies in detail all Assumed Liabilities as contemplated in Section 2(e)(iii) and
     (iv).

          "Code" means the Internal Revenue Code of 1986.

          "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

          "Competing Transaction" has the meaning set forth in Section 5(g).

          "Confidential   Information"  means  any  information  concerning  the
     businesses and affairs of Martin and its Subsidiaries that is not already generally available to the public.

          "Confidentiality Agreement" has the meaning set forth in Section 9(c).

          "Confirmation Order" means that certain order which confirms the Plan under the Chapter 11 Case and approves the transaction contemplated herein.

          "Controlled Group" has the meaning set forth in Code Section 1563.

          "Deferred Intercompany Transaction" has the meaning set forth in Reg. 1.1502-13.

          "Disclosure Schedule" has the meaning set forth in Section 4 below.

          "DS&P" has the meaning set forth in the preface above.

          "Effective Time" has the meaning set forth in Section 2(d)(i) below.

          "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer
     Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

          "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA
     Section 3(2).

          "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA
     Section 3(1).

          "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means each entity which is treated as a single employer with Martin for purposes of Code Section 414.

          "Estimated  Closing  Date  Availability"  has the meaning set forth in
     Section 2(e)(ii) below.

          "Estimated  Closing Date  Balance  Sheet" has the meaning set forth in
     Section 2(e)(ii) below.

          "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-19.

          "Fiduciary" has the meaning set forth in ERISA Section 3(21).

          "Final Closing Date Availability" has the meaning set forth in Section 2(e)(iii) below.

          "Final Order" means the Confirmation Order that is not subject to a stay by a court of competent jurisdiction and for which the period to appeal has elapsed.

          "Final Purchase Price" means an amount equal to the sum of (a) the Capital Contribution and (b) the Final Closing Date Availability less the Availability Reserve.

          "Financial Statement" has the meaning set forth in Section 4(g) below.

          "401(k) Plan" means the Martin Color-Fi, Inc. 401(k) Profit Sharing Plan and Trust.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Hart-Scott-Rodino   Act"   means  the   Hart-Scott-Rodino   Antitrust
     Improvements Act of 1976, as amended.

          "Initial DS&P Overbid" has the meaning set forth in Section 5(g).

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "JFM" has the meaning set forth in Section 2(f)(ii).

          "Knowledge" means actual knowledge after reasonable investigation.

          "Lender" means the lender under the New Debt Financing.

          "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Liquidating Trust" means that certain trust set up pursuant to the Plan where certain assets and liabilities of Martin and its Subsidiaries are transferred prior to the Merger. The Surviving Corporation shall have no liability with respect to actions, claims, demands, damages, loss, costs, and expenses arising from the Liquidation Trust, the Trust Assets or liabilities contained therein.

          "Martin" has the meaning set forth in the preface above.

          "Martin Share" means any share of the Common Stock, no par value, of Martin.

          "Material Adverse Change" means (i) with respect to Martin, a material adverse effect upon the business, assets, properties, conditions (financial or otherwise) or prospects of Martin and its Subsidiaries taken as a whole, as follows: (a) if adjusted EBITDA (calculated in the same manner as adjusted EBITDA is calculated in Martin's 4th Quarter 1999 Flash Report) for the period from January 1, 2000 through the Closing on an annualized basis is less than $4.4 million, (b) if Martin or its officers shall have received any clear and unambiguous indication or notice from any or all of the top twenty customers, the sales revenues from whom in 1999 constituted 53.7% of Martin's 1999 sales revenues, that such customers, collectively, intend to purchase less than 85% of the sales revenues such customers purchased in 1999 from Martin and its Subsidiaries during 2000, unless Martin or its officers shall have received any notice from any other existing or prospective customers that such customers, collectively, intend to purchase the difference at comparable margins, (c) if the net revenue of Martin and its Subsidiaries for the period from January 1, 2000 through Closing on an annualized basis is less than $44,500,000, (d) a material failure in any operating system of Martin and its Subsidiaries taken as a whole which cannot be remedied without material disruption of Martin's operations or processing of accounts, (e) a material problem with suppliers that cannot be remedied in a timely or cost effective manner; (f) a catastrophic event relating to any of the facilities; (g) the occurrence of material post petition litigation or the threat of material post petition litigation significant to the ongoing business of Martin, which DS&P determines is significant in its reasonable discretion; (h) the death or disability of any of Gregory W. Anderson, Scott Shipes, Wiley H. Turner, Curtis R. Wright or Stephen A. Zagorski; (i) seizure, impoundment or taking of all or substantially all of the real property owned or leased by Martin and its Subsidiaries; or (j) fraudulent misstatements by Martin in any of the representations set forth in this Agreement or (ii) with respect to DS&P or Acquisition, a material adverse effect upon such Person's ability to fulfill its obligations under this Agreement and consummate the transactions herein.

          "Merger" has the meaning set forth in Section 2(a) below.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most  Recent  Financial  Statements"  has the  meaning  set  forth in
     Section 4(g) below.

          "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

          "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

          "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

          "New Debt Financing" has the meaning set forth in Section 2(e)(i) below.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Parties" has the meaning set forth in the preface above.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person"  means  an  individual,  a  partnership,  a  corporation,  an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Plan" means the Plan of Reorganization to be filed in connection with the Chapter 11 Case which shall be satisfactory to DS&P and Acquisition in their reasonable discretion and which incorporates the terms herein.

          "Plan Administrator" means the person appointed by the Bankruptcy Court to oversee the distribution of the Preliminary Purchase Price, the Final Purchase Price and the Tax Liability Reserve pursuant to the Plan.

          "Preliminary Purchase Price" has the meaning set forth in Section 2(e)(iii) below.

          "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code 4975.

          "Restricted Stock Account" means any participant account under the 401(k) Plan to which Martin Shares have been allocated pursuant to the 75% matching provision or otherwise and from which the Martin Shares could not be transferred to another investment fund at the direction of the participant.

          "Reimbursement Fee" has the meaning set forth in Section 5(g).

          "Reportable Event" has the meaning set forth in ERISA Section 4043.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind.

          "SCBCA" means the South Carolina Business Corporation Act of 1988.

          "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Survey" has the meaning set forth in Section 5(j) below.

          "Surviving Corporation" has the meaning set forth in Section 2(a) below.

          "Tax"  means any  federal,  state,  local,  or foreign  income,  gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Liability" has the meaning set forth in Section 7(b)(x) below.

          "Tax Liability Reserve" means (a) $1,000,000 or (b) if on or prior to Closing, an audit is commenced by any taxing authority, a Tax or adjustment is asserted by any taxing authority, an error is discovered relating to any Return that was or should have been filed by Martin for which the statute of limitations is not closed (other than the sales tax liability assessed against Buchanan Industries, Inc. in Florida and Nevada in the specific amount disclosed on Section 4(k) of the Disclosure Schedule), or the Closing Basis is less than $32,188,276, the Tax Liability Reserve shall be increased from $1,000,000 by the sum of (i) the maximum amount of Tax that Martin or Surviving Corporation could owe as a result thereof and (ii) forty percent (40%) of the amount by which $32,188,276 exceeds Closing Basis, provided that the amount of the increase shall be capped at $750,000 so that the Tax Liability Reserve shall never exceed $1,750,000.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Trust Assets" has the meaning set forth in Section 5(i) below.

     2.   Basic Transaction.

          (a) The Merger. On and subject to the terms and conditions of this Agreement, the Plan, and the SCBCA, Acquisition will merge with and into Martin (the "Merger") at the Effective Time. The separate corporate existence of Acquisition shall cease. Martin shall be the corporation surviving the Merger (after the Merger, the "Surviving Corporation").

          (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Reed Smith Shaw & McClay LLP in One Liberty Place, Philadelphia, Pennsylvania, commencing at 9:00 a.m. local time the later to occur of (a) the expiration of any statutory waiting period applicable to the consummation of the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Act; or
     (b) the day after the day on which the Confirmation Order becomes a Final Order; or (c) the tenth day following the date on which all the conditions set forth in Section 6 have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself); or (d) such other date as the Parties may mutually determine (the "Closing Date").

          (c) Actions at the Closing. At the Closing, (i) Martin will deliver to DS&P and Acquisition the various certificates, instruments, and documents referred to in Section 6 below, (ii) DS&P and Acquisition will deliver to Martin the various certificates, instruments, and documents referred to in
     Section 6 below, (iii) Martin and Acquisition will file with the Secretary of State of the State of South Carolina Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and (iv) DS&P shall capitalize Acquisition with $10,000,000.

          (d) Effect of Merger.

               (i) General. The Merger shall become effective at the time (the "Effective Time") Martin and Acquisition file the Articles of Merger with the Secretary of State of the State of South Carolina. The Merger shall have the effect set forth in the SCBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Martin or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of Acquisition immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

               (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Acquisition immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

               (iv) Directors and Officers. The directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

               (v) Cancellation of Martin Shares. At and as of the Effective Time, each outstanding Martin Share, option to purchase Martin Shares, and other equity interest issued and outstanding or held in Martin's treasury shall automatically be cancelled and extinguished without conversion hereof and no payment shall be made in respect thereof. No Martin Share shall be deemed to be outstanding or to have any rights after the Effective Time.

               (vi) Conversion of Capital Stock of Acquisition. At and as of the Effective Time, each share of common stock, no par value, of Acquisition shall be converted into one share of common stock, no par value, of the Surviving Corporation.

     (e) Determination of Payments.

               (i) On the Closing Date, DS&P shall capitalize Acquisition with $10,000,000 (the "Capital Contribution") and Martin shall obtain a revolving line of credit to be arranged by Martin satisfactory to DS&P and Acquisition in their sole discretion and a term loan to be arranged by Martin satisfactory to DS&P and Acquisition in their sole discretion, (the revolving line of credit and the term loan are referred to herein as the "New Debt Financing").

               (ii) No later than three business days prior to the Closing, Martin shall provide to DS&P a pro forma balance sheet of Martin on a consolidated basis estimated as of the Closing which will include and specify in detail all Assumed Liabilities (the "Estimated Closing Date Balance Sheet") and a calculation of total funds available for draw by the Surviving Corporation as of the Closing under the New Debt Financing (the "Estimated Closing Date Availability"). Martin and DS&P shall work in good faith to resolve any disputes identified by DS&P in the Estimated Closing Date Balance Sheet and Estimated Closing Date Availability prior to the Closing.

               (iii) On the Closing Date, an amount equal to the sum of (A) the Capital Contribution and (B) the Estimated Closing Date Availability, less the Availability Reserve (which shall be the amount of $2,400,000 plus Assumed Liabilities as per the Estimated Closing Date Balance Sheet) shall be paid to the Plan Administrator (the "Preliminary Purchase Price"). Within 60 days following the Closing, the Surviving Corporation shall submit to the Plan Administrator, its calculation of the Final Purchase Price based on a final Closing Date Balance Sheet and a final calculation of total funds available for draw by the Surviving Corporation under the New Debt Financing on the Closing Date (the "Final Closing Date Availability"). The Plan Administrator will review the Surviving Corporation's calculations of the Final Purchase Price and Final Closing Date Availability and will notify Surviving Corporation of any objection to its calculations of the Final Purchase Price and Final Closing Date Availability within 30 days of its receipt of the final Closing Date Balance Sheet and Closing Date Availability. At the expiration of such 30 day period, if the Plan Administrator has not notified Surviving Corporation of any objection, Surviving Corporation's calculations of the Final Purchase Price shall be final. If the Plan Administrator gives notice of objections to the Surviving Corporation's calculation of the Final Purchase Price, then Surviving Corporation and the Plan Administrator shall, in good faith, attempt to resolve any dispute.

               (iv) If the Surviving Corporation and the Plan Administrator are unable to resolve such dispute concerning the determination of the Final Purchase Price, the dispute will be submitted to a nationally-recognized independent certified public accounting firm (the "Accountants"). If the Plan Administrator and the Surviving Corporation cannot agree on a choice of Accountants to make such determination within 45 days after the Surviving Corporation's receipt of the notice of objection, the Plan Administrator and the Surviving Corporation shall each select an Accountant, and the two Accountants so selected shall select a third Accountant to make such determination which shall not be the Surviving Corporation's, the Plan Administrator's or any of their affiliates' accounting firms. If issues in dispute are submitted to Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants;
          (ii) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants, will be binding and conclusive on the Parties; and (iii) all fees of the Accountants shall be deemed administrative claims and paid from the Final Purchase Price.

               (v) Within 10 days following the Final Purchase Price determination as contemplated above in Section 2(e)(iii) and (iv), the Surviving Corporation will pay to the Plan Administrator any positive increase in the Final Purchase Price over the Preliminary Purchase
          Price, and the Plan Administrator out of the Preliminary Purchase Price, to the extent such funds have not previously been distributed to creditors, will pay to the Surviving Corporation any negative difference in the Preliminary Purchase Price over the Final Purchase Price.

     (f) Payments and Satisfaction of all Claims.


          (i) The Final Purchase Price shall be used by the Plan Administrator as payment in full of all creditors pursuant to the terms and conditions of this Agreement and the Plan and satisfaction of any adjustment necessary as a result of Section 2(e) above and any Tax Liabilities described below.

          (ii) At Closing, the excess of the Preliminary Purchase Price over the sum of the Tax Liability Reserve and $2,500,000 shall be used by the Plan Administrator to pay administrative claims that have been finally determined as of the Closing, to pay Martin's creditors pursuant to the terms of the Plan, to pay any amounts or benefits owed to James F. Martin ("JFM") pursuant to (a) any agreements or arrangements between Martin and JFM in effect as of the date hereof or subsequently negotiated, including, but not limited to, any split dollar agreement or (b) as a result of any employment relationship or severance of such employment relationship between JFM and Martin, and to pay to the 401(k) Plan an amount, if any, equal to the sum of (i) the amount the 401(k) Plan used to purchase (from any source including another account in the 401(k) Plan) Martin Shares after the filing of the Chapter 11 Case for the benefit of any participant's account other than a Restricted Stock Account, (ii) the difference between the cost basis of all Martin Shares purchased (from any source including another account in the 401(k) Plan) for the 401(k) Plan Restricted Stock Accounts and the amounts distributed from such accounts,
     (iii) any difference between the 401(k) Plan trust balances and the 401(k) Plan participant record keeper balances, (iv) with respect to any 401(k) Plan participant who received distributions after the filing of the Chapter 11 Case, the excess of the value of Martin Shares reported to any participant on the third quarter 1999 participant statement and the value distributed to such participant with respect to such Martin Shares, (v) with respect to any 401(k) Plan participant who requested a distribution but did not receive a distribution of Martin Shares, the value of such

     Martin Shares on the applicable distribution valuation date plus interest from such date at the rate of 8 percent, and (vi) the excess of any amount reported to a participant in the 401(k) Plan after the filing of the Chapter 11 Case over $0.01 for any Martin Shares in the Participant's account not previously distributed and, with respect to Martin Shares in the Restricted Stock Account less any amount paid under (ii) above with respect to such participant. The remaining $2,500,000 shall be held by the Plan Administrator and used to make any payment required to be made by the Plan Administrator to the Surviving Corporation upon the determination of the Final Purchase Price, if any, and to pay all administrative claims not yet paid as of the Closing Date (including without limitation, attorneys fees for Martin and the creditors' committee, any other professional fees such as those of accountants, auditors, investment bankers and any similar fees, any fees for substantial contribution to the case) when such claims become allowed claims. The Surviving Corporation will have no liability for post-petition liabilities or administrative claims or expenses unless they are expressly included in the calculation of Assumed Liabilities.

          (iii) After the final determination of the Final Purchase Price as contemplated in Section 2(e) and the final determination and payment of all administrative and priority claims including those submitted on or prior to the Bar Date, the Plan Administrator shall distribute to Martin's creditors pursuant to the Plan the remaining Final Purchase Price less the Tax Liability Reserve.

          (iv) After the final determination of any Tax Liability, the Plan Administrator shall distribute to the Surviving Corporation from the Tax Liability Reserve an amount necessary to pay the Tax Liability and the remainder, if any, shall be distributed to Martin's creditors. The Surviving Corporation shall pay any excess of the Tax Liability over the amount in the Tax Liability Reserve, and the Plan Administrator shall have no liability for any such excess Tax Liability.

          (v) The Surviving Corporation shall assume the Assumed Liabilities, and such assumption will accrue to the benefit of certain of Martin's creditors.

     (g) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Martin Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

3. Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties of DS&P. DS&P represents and warrants to Martin that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

               (i) Organization. DS&P is a Pennsylvania general partnership and has all requisite partnership power and authority to own its property and to carry on its business as now conducted.

               (ii) Authorization of Transaction. DS&P has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of DS&P, enforceable in accordance with its terms and conditions. Except as contemplated herein, DS&P need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DS&P is subject or any provision of its partnership agreement or, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DS&P is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. DS&P has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Martin or any of its Subsidiaries could become liable or obligated.

               (v) Financial Ability. DS&P has the financial ability to perform its obligations under this Agreement and to capitalize Acquisition with $10,000,000.

          (b) Representations and Warranties of Acquisition. Acquisition represents and warrants to Martin that the statements contained in this
     Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

               (i) Organization of Acquisition. Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii) Authorization of Transaction. Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Acquisition, enforceable in accordance with its terms and conditions. Except as contemplated herein, Acquisition need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acquisition is subject or any provision of its articles or bylaws or
          (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Acquisition is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. Acquisition has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Martin or its Subsidiaries could become liable or obligated.

     4. Representations and Warranties Concerning Martin and Its Subsidiaries. Martin represents and warrants to Acquisition and DS&P that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule delivered by Martin to Acquisition and DS&P on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Parties acknowledge that the Trust Assets shall be transferred to the Liquidating Trust and the transfer of all such assets to the Liquidating Trust will not be deemed to be a breach of any of the following representations. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (a) Organization, Qualification, and Corporate Power. Each of Martin and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Contingent upon the approval of the Plan by the Bankruptcy Court, each of Martin and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Martin and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of Martin and its Subsidiaries. Martin has delivered to DS&P and Acquisition correct and complete copies of the charter and bylaws of each of Martin and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Martin and its Subsidiaries are correct and complete. None of Martin and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization. The entire authorized capital stock of Martin consists of 50,000,000 Martin Shares, of which 6,730,284 Martin Shares are issued and outstanding and no Martin Shares are held in treasury. All of the issued and outstanding Martin Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective stockholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Martin to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Martin. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Martin.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Martin and its Subsidiaries is subject or any provision of the charter or bylaws of any of Martin and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Martin and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Martin and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers' Fees. Other than the Gordian Group, none of Martin and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Assets. Martin and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of Martin (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Martin have been duly authorized and are validly issued, fully paid, and nonassessable. One of Martin and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Martin, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Martin and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Martin to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Martin. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Martin. None of Martin and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Martin.

          (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"):
     (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998, (the "Most Recent Fiscal Year End") for Martin and its Subsidiaries; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 9 months ended September 30, 1999 (the "Most Recent Fiscal Month End") for Martin and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Martin and its Subsidiaries as of such dates and the results of operations of Martin and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of Martin and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

          (h) Events Subsequent to Most Recent Fiscal Year End. Other than as disclosed in Section 4(h) of the Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any non de minimis adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Martin and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

               (i) none of Martin and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) none of Martin and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $250,000 or outside the Ordinary Course of Business;

               (iii) no party (including any of Martin and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which any of Martin and its Subsidiaries is a party or by which any of them is bound;

               (iv) none of Martin and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) none of Martin and its Subsidiaries has committed to make any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the Ordinary Course of Business;

               (vi) none of Martin and its Subsidiaries has committed to make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

               (vii) none of Martin and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $100,000 singly or $250,000 in the aggregate;

               (viii) none of Martin and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business during the course of the Chapter 11 Case;

               (ix) none of Martin and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

               (x) none of Martin and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the charter or bylaws of any of Martin and its Subsidiaries;

               (xii) none of Martin and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) none of Martin and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) none of Martin and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

               (xv) none of Martin and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvi) none of Martin and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) none of Martin and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xviii) none of Martin and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xix) none of Martin and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xx) none of Martin and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Martin and its Subsidiaries; and

               (xxii) none of Martin and its Subsidiaries has committed to any of the foregoing.

          (i) Undisclosed Liabilities. None of Martin and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (j) Legal Compliance. Each of Martin, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (k) Tax Matters.

               (i) Each of Martin and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of Martin and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Martin and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Martin and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Martin and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of Martin and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No stockholder of Martin, director or officer (or employee responsible for Tax matters) of any of Martin and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Martin and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of and the directors and officers (and employees responsible for Tax matters) of Martin and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Martin and its Subsidiaries for taxable periods ended on or after 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Martin has delivered to DS&P correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Martin and its Subsidiaries since 1993.

               (iv) None of Martin and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of Martin and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of Martin and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of Martin and its
          Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Martin and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of Martin and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Martin and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Martin) or (B) has any Liability for the Taxes of any Person (other than any of Martin and its Subsidiaries) under Reg.
          Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to each of Martin and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Martin or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Martin or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Martin or Subsidiary arising out of any Deferred Intercompany Transaction.

               (vii) The unpaid Taxes of Martin and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Martin and its Subsidiaries in filing their Tax Returns.

               (viii)  There has been no  ownership  change as  defined  in Code
          Section 382 for the period ending on the date hereof, and there shall be no ownership change as defined in Code Section 382 for the period ending on the Closing (assuming that the Closing had not occurred).

               (l) Real Property.

                    (i) Section  4(l)(i) of the  Disclosure  Schedule  lists and describes briefly all real property that any of Martin and its Subsidiaries owns. With respect to each such parcel of owned real property:

                         (A) the identified  owner has good and marketable title
                    to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                         (B) there are no  pending  or  threatened  condemnation
                    proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                         (C) the legal  description for the parcel  contained in
                    the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                         (D) all  facilities  have  received  all  approvals  of
                    governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                         (E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or Parties the right of use or occupancy of any portion of the parcel of real property;

                         (F) there are no outstanding options or rights of first
                    refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                         (G) there are no  Parties  (other  than  Martin and its
                    Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

                         (H)  all  facilities  located  on the  parcel  of  real
                    property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                         (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                    (ii) Section  4(l)(ii) of the Disclosure  Schedule lists and describes briefly all real property leased or subleased to any of Martin and its Subsidiaries. Section 4(l)(ii) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 5(h)(ii) below. Martin has delivered to DS&P correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule:

                         (A) the lease or  sublease  is legal,  valid,  binding,
                    enforceable, and in full force and effect;

                         (B) the lease or  sublease  will  continue to be legal,
                    valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                         (C) no party to the lease or  sublease  is in breach or
                    default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (D) no party to the lease or  sublease  has  repudiated
                    any provision thereof;

                         (E)  there  are  no  disputes,   oral  agreements,   or
                    forbearance programs in effect as to the lease or sublease;

                         (F) with respect to each sublease,  the representations
                    and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                         (G) none of Martin and its  Subsidiaries  has assigned,
                    transferred,   conveyed,  mortgaged,  deeded  in  trust,  or
                    encumbered any interest in the leasehold or subleasehold;

                         (H) all facilities leased or subleased  thereunder have
                    received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                         (I) all facilities  leased or subleased  thereunder are
                    supplied with utilities and other services necessary for the operation of said facilities; and

                         (J) the owner of the facility  leased or subleased  has
                    good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

               (m) Intellectual Property.

                    (i) Martin and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of Martin and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of Martin and its

               Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Martin or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of Martin and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                    (ii)  None of Martin  and its  Subsidiaries  has  interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Martin and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Martin and its Subsidiaries.

                    (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of Martin and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Martin and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Martin and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Martin has delivered to DS&P correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to DS&P correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of Martin and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure
               Schedule:

                         (A) Martin and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                         (B)  the  item  is  not  subject  to  any   outstanding
                    injunction, judgment, order, decree, ruling, or charge;

                         (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                         (D) none of Martin and its Subsidiaries has ever agreed
                    to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    (iv) Section 4(m)(iv) of the Disclosure  Schedule identifies each item of Intellectual Property that any third party owns and that any of Martin and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Martin has delivered to DS&P correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                         (A) the license,  sublicense,  agreement, or permission
                    covering the item is legal, valid, binding, enforceable, and in full force and effect;

                         (B) the license,  sublicense,  agreement, or permission
                    will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                         (C) no party to the license, sublicense,  agreement, or
                    permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (D) no party to the license, sublicense,  agreement, or
                    permission has repudiated any provision thereof;

                         (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                         (F) the underlying item of Intellectual Property is not
                    subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                         (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                         (H) none of Martin and its Subsidiaries has granted any
                    sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                    (v) To the  Knowledge of the  directors  and  officers  (and employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries, none of Martin and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                    (vi) None of the directors and officers (and  employees with responsibility for Intellectual Property matters) of Martin and its Subsidiaries has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Martin and its Subsidiaries.

               (n) Tangible Assets. Martin and its Subsidiaries own or lease all buildings, machinery, equipment, nd other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

               (o) Inventory. The inventory of Martin and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Martin and its Subsidiaries.

               (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of Martin and its Subsidiaries is a party:

                    (i) any agreement (or group of related  agreements)  for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

                    (ii) any agreement (or group of related  agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of Martin and its Subsidiaries, or involve consideration in excess of $500,000;

                    (iii) any agreement concerning a partnership or joint venture;

                    (iv) any  agreement (or group of related  agreements)  under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                    (v) any agreement concerning confidentiality or noncompetition; provided that any confidentiality agreements entered into after the filing of the Chapter 11 Case in connection with soliciting new debt or equity financing or restructuring existing debt need not be disclosed until Closing;

                    (vi) any agreement with any of the stockholder of Martin and their Affiliates (other than Martin and its Subsidiaries);

                    (vii) any profit  sharing,  stock  option,  stock  purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                    (viii) any collective bargaining agreement;

                    (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $150,000 or providing severance benefits;

                    (x) any agreement  under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (xi) any agreement under which the consequences of a default or termination could have a adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Martin and its Subsidiaries; or

                    (xii) any other  agreement (or group of related  agreements)
               the performance of which involves consideration in excess of $500,000.

Martin has delivered to DS&P a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

               (q) Notes and Accounts Receivable. All notes and accounts receivable of Martin and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Martin and its Subsidiaries.

               (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Martin and its Subsidiaries.

               (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of Martin and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

                    (i) the name, address, and telephone number of the agent;

                    (ii) the name of the insurer,  the name of the policyholder, and the name of each covered insured;

                    (iii) the policy number and the period of coverage;

                    (iv) the scope  (including  an  indication  of  whether  the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                    (v) a description of any retroactive  premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of Martin and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of Martin and its Subsidiaries has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of Martin and its Subsidiaries.

          (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which any of Martin and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
     (ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of Martin and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Martin and its Subsidiaries. None of the directors and officers (and employees with responsibility for litigation matters) of Martin and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of Martin and its Subsidiaries.

          (u) Product Warranty. To the Knowledge of any of the directors and officers (and employees with responsibility for product warranty matters) of Martin and its Subsidiaries, each product manufactured, sold, leased, or delivered by any of Martin and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of Martin and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Martin and its Subsidiaries. To the Knowledge of any of the directors and officers (and employees with responsibility for product warranty matters) of Martin and its Subsidiaries, no product manufactured, sold, leased, or delivered by any of Martin and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of Martin and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

          (v) Product Liability. To the Knowledge of any of the directors and officers (and employees with responsibility for product liability matters) of Martin and its Subsidiaries, none of Martin and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Martin and its Subsidiaries.

          (w) Employees. To the Knowledge of any of the directors and officers (and employees with responsibility for employment matters) of Martin and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of Martin and its Subsidiaries. None of Martin and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Martin and its Subsidiaries has committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of Martin and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Martin and its Subsidiaries.

          (x) Employee Benefits.

               (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of Martin and its Subsidiaries maintains or to which any of Martin and its Subsidiaries contributes or has any obligation to contribute.

                         (A) Each such  Employee  Benefit Plan (and each related
                    trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (B) All required  reports and  descriptions  (including
                    Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Martin and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Martin is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                         (E) The market value of assets under each such Employee
                    Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (F) Martin has  delivered  to DS&P correct and complete
                    copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With respect to each Employee  Benefit Plan that any of
               Martin, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                         (A) No such Employee  Benefit Plan which is an Employee
                    Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the directors and officers (and employees with responsibility for employee benefits matters) of Martin and its Subsidiaries, threatened.

                         (B) There  have been no  Prohibited  Transactions  with
                    respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for employee benefits matters) of Martin and its Subsidiaries, threatened. None of the directors and officers (and employees with responsibility for employee benefits matters) of Martin and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                         (C) None of Martin and its  Subsidiaries  has incurred,
                    and none of the directors and officers (and employees with responsibility for employee benefits matters) of Martin and its Subsidiaries has any reason to expect that any of Martin and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (iii) None of Martin, its Subsidiaries, and the other members of the Controlled Group that includes Martin and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA
               Section 4201) under any Multiemployer Plan.

                    (iv) None of Martin and its  Subsidiaries  maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

               (y) Guaranties. None of Martin and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

               (z) Environmental, Health, and Safety Matters.

                    (i) Each of Martin,  its Subsidiaries,  and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                    (ii) Without limiting the generality of the foregoing,  each of Martin, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

                    (iii) Neither Martin, its Subsidiaries, nor their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                    (iv) None of the following exists at any property or facility owned or operated by Martin or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                    (v) None of Martin,  its  Subsidiaries,  or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                    (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                    (vii) Neither  Martin,  its  Subsidiaries,  nor any of their respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                    (viii) No facts,  events or conditions  relating to the past or present facilities, properties or operations of Martin, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                    (ix) Section  4(z)(ix) of the Disclosure  Schedule (a) lists the location, by mailing address, of all real property owned or leased at any time by Martin, its Subsidiaries, or the respective predecessors or Affiliates of Martin or its Subsidiaries and (b) describes briefly, for each location, all operations ever undertaken there by Martin, its Subsidiaries, or the respective predecessors or Affiliates of Martin or its Subsidiaries, and indicates the duration of each such operation.

                         (aa) Year 2000. To the Knowledge of any of the directors and officers (and employees with responsibility for Year 2000 issues) of Martin or its Subsidiaries, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by Martin or its Subsidiaries in the conduct of their respective businesses, and none of the products and services sold, licensed, rendered, or otherwise provided by Martin and its Subsidiaries in the conduct of their respective businesses, have not and will not malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                    Except as set forth in Section 4(aa) of the Disclosure Schedule, neither Martin nor its Subsidiaries has made any representations or warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by Martin or its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                         (bb) Certain Business Relationships with Martin and Its
                    Subsidiaries. To the Knowledge of any of the directors, officers and key employees of Martin or its Subsidiaries, none of the current shareholders of Martin and their Affiliates has been involved in any business arrangement or relationship with any of Martin and its Subsidiaries within the past 12 months, and none of the current shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of Martin and its Subsidiaries.

                         (cc) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                         (dd) Provided  Information.  The estimates  provided by
                    Martin to DS&P and its advisors regarding the net operating losses (for regular and alternative minimum tax purposes), depreciation, debt forgiveness, asset basis and depreciation of Martin's and its Subsidiaries' assets in November and December of 1999, and January and February of 2000 are reasonably accurate estimates based on the information available at the time.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. Martin and its Subsidiaries shall give any notices to third parties and obtain any third party consents that Acquisition or DS&P may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

     (c) Operation of Business. Except as expressly contemplated herein, Martin and its Subsidiaries shall not engage herein in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business unless DS&P, in its reasonable discretion, consents to such practice, action or transaction. Without limiting the generality of the foregoing, Martin and its Subsidiaries shall not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) change the methods of manufacture, purchase, sale, lease, management, or accounting; (iii) file any Tax Return without the consent of DS&P which consent shall not be unreasonably withheld; or
(iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

     (d) Preservation of Business. Martin and its Subsidiaries shall use their best efforts to keep their business and properties substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees; provided, however, this paragraph shall not prohibit Martin and its Subsidiaries from transferring certain assets to the Liquidating Trust as contemplated by Sections 5(i) and 7(c) hereof.

     (e) Full Access. Martin and its Subsidiaries shall permit representatives of DS&P and Acquisition to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Martin and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Martin and its Subsidiaries. In addition, Martin will immediately direct Ernst & Young LLP to discuss with DS&P and its advisors all issues in all tax returns of Martin and its Subsidiaries for which the statute of limitations has not expired and which Ernst & Young LLP signed as preparer.

     (f) Notice of Developments. Martin will give prompt written notice to DS&P and Acquisition of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Acquisition and DS&P will give prompt written notice to Martin of any material adverse development causing a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Bidding Procedure for Proposed Competing Transactions and Reimbursement Fee "Competing Transaction" shall mean the purchase by any person other than DS&P or Acquisition of all or a substantial portion of the stock or assets of Martin or its Subsidiaries, any merger or consolidation of Martin or its Subsidiaries with or into any person other than DS&P or Acquisition, or any other transaction competing, conflicting or interfering with the completion of the transactions contemplated by this Agreement, including but not limited to a plan of reorganization proposed solely by Martin or its creditors. As of the date hereof, Martin and its officers, directors and advisors (including Gordian Group) will cease to actively market Martin or its stock or assets for the purpose of soliciting any Competing Transaction; provided, however, that Martin may respond to requests for information from third parties. In addition, Martin may send unsolicited public information to any person who has previously expressed an interest in acquiring the assets or making an investment in Martin. Martin shall advise DS&P promptly upon receipt of any proposal for a Competing Transaction or receipt of any request for information about Martin or its Subsidiaries from third parties.

          (i) Bidding Procedure. In the event Martin receives a proposal to enter into a Competing Transaction, the following bidding procedures shall be observed:

               (A) Any proposals by Martin or any other Person to enter into a Competing Transaction shall (1) be made in writing, (2) contain conditions no less favorable than the conditions in this Agreement, provided that a Competing Transaction structured as an asset purchase shall be deemed a more favorable offer only if the purchase price under such Competing Transaction is at least the sum of the Capital Contribution, the New Debt Financing, $1,000,000, and, if the
          Competing Transaction does not contemplate offering employment agreements with the same terms and conditions as those referenced in
          Section 5 (k) above, the economic value of the employment agreements referenced in Section 5(k) above (3) require a cash capital contribution by the proposing party of at least $11,000,000 plus, if the Competing Transaction does not contemplate offering employment agreements with the same terms and conditions as those referenced in
          Section 5 (k) above, the economic value of the employment agreements referenced in Section 5(k) above, (4) include evidence satisfactory to Martin and the Bankruptcy Court of the financial ability of the Person submitting the proposal to consummate the transaction for cash, and
          (5) be delivered to the Parties no later than the close of business on the fifteenth day preceding the scheduled hearing on the Confirmation Order.

               (B) In the event of proposal of any Competing Transaction that meets the requirements of subparagraph (A) above, Martin shall schedule an auction hearing to be held no later than 5 days prior to the scheduled hearing on the Confirmation Order. At such auction hearing DS&P and Acquisition shall have the unconditional right to submit an overbid proposal (the "Initial DS&P Overbid"). If DS&P and Acquisition decide, in their sole discretion, to submit an overbid, the Initial DS&P Overbid shall exceed the total proposed purchase price of the Competing Transaction by at least $100,000. If DS&P and Acquisition submit such an Initial DS&P Overbid, other Parties may submit further overbid proposals at the auction hearing, which will, in turn, be subject to further overbid proposals by DS&P and Acquisition. Each overbid proposal by DS&P and Acquisition or any other Person must exceed by at least $100,000 the total proposed purchase price of the most recent prior overbid proposal.

               (C) In the event Martin receives any proposals for a Competing Transaction in accordance with the bidding procedures outlined above, the final decision as to which transaction shall be consummated shall be within the reasonable discretion of Martin, will be announced at the auction hearing and will be subject to final approval of the Bankruptcy Court.

          (ii) Reimbursement Fee. DS&P shall be entitled to a Reimbursement Fee in an amount sufficient to reimburse it for its reasonable fees and expenses (including fees of its attorneys and accountants) incurred in connection with the transactions contemplated herein which amount shall not exceed $500,000 (the "Reimbursement Fee") if, while this Agreement is in effect or within 180 days after termination of this Agreement any of the following events occurs:

               (A) Martin or any of its Subsidiaries enters into a Competing Transaction or any agreement to enter into a Competing Transaction; or

               (B) Martin or any of its creditors files or sponsors a plan of reorganization that does not contemplate a transaction with DS&P and or Acquisition;

         provided, however, DS&P shall not be entitled to such Reimbursement Fee in the event that the failure to consummate the transactions contemplated by this Agreement is a direct result of a breach by DS&P or Acquisition of Section 6(b)(i) or Section 6(b)(ii) and DS&P failed to cure such breach after written notice thereof. Any such Reimbursement Fee shall be payable on the date on which an agreement to consummate a Competing Transaction is made or a plan of reorganization contemplating a Competing Plan is filed. Any such Reimbursement Fee shall be treated as an administrative expense claim in the Chapter 11 Case.

                  Within 5 business days after execution of this Agreement, Martin shall cause to be filed in the Bankruptcy Court a motion seeking an order of the Bankruptcy Court approving the bidding procedures and the Reimbursement Fee described above.

               (h) Title Insurance. Martin and its Subsidiaries shall, if requested by Lender, obtain title insurance, satisfactory to Lender.

               (i) Liquidating Trust. Martin shall transfer or cause to be transferred the assets designated on Schedule 5(i) (the "Trust Assets") to the Liquidating Trust immediately prior to Closing pursuant to the Plan such assets shall not include the pigment equipment in Dalton, Georgia. Martin shall arrange as soon as possible for phase I environmental site assessments in accordance with ASTM Standard E1527-97, performed by an auditor reasonably satisfactory to DS&P, of the 34 acre tract of land in Trenton, Edgefield County, South Carolina and the 17.86 acre parcel of land located in Trenton, Edgefield County, South Carolina. A copy of the environmental audits shall be delivered to DS&P upon receipt by Martin and, at the DS&P's option, in its sole discretion, such parcels or parcel, as the case may be, may then be removed from the list of assets on Schedule 5(I) to be transferred to the Liquidating Trust.

               (j) Surveys. With respect to each parcel of real property that any of Martin and its Subsidiaries owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to
          Section 5(h) above, Martin and its Subsidiaries if requested by Lender, shall procure in preparation for the Closing a current survey of the real property certified to the Surviving Corporation , prepared in accordance with the Lender's specifications (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

               (k) Employment Contracts. Martin shall negotiate employment agreements with Gregory W. Anderson, Scott Shipes, Wiley H. Turner, Curtis R. Wright and Stephen A. Zagorski, in a form and substance satisfactory to DS&P in its reasonable discretion. These employment agreements shall supercede all other agreements or understandings between Martin and each of the employees listed above.

               (l) Notice to Creditors. Martin shall provide notice of the bankruptcy proceedings and Plan to all known creditors, including, without limitation, all taxing authorities and all Parties with contingent claims against or interests in Martin and shall provided DS&P with evidence of such notice. Martin also shall (i) provide notice of the bankruptcy proceedings and plan and proof of claim forms to all persons who are or were participants in the 401(k) Plan or any predecessor thereto since January 1, 1995 and (ii) extend the bar date or create a new bar date to permit such participants to complete and return such forms.

               (m) New Debt Financing. Martin shall use its best efforts to obtain New Debt Financing satisfactory to DS&P and Acquisition in their sole discretion.

               (n) Contract. Within 10 days after reviewing the contracts disclosed herein, DS&P and Acquisition shall supply Martin with a list of contracts they wish to reject. Martin shall ensure that the Plan rejects all such contracts, and the Plan shall provide that all contracts not previously disclosed to DS&P and Acquisition herein shall be rejected.

               (o) Determination of Martin's Tax Liability. Martin shall take each of the following actions:

                    (i) File Tax Return.  Martin shall prepare and file with the
               Internal Revenue Service ("IRS") its consolidated Federal income Tax Return for its fiscal year ended December 31, 1999 (the "1999 Tax Year") not later than April 30, 2000.

                    (ii) Pay Shortfall. If as a result of the transactions contemplated herein Closing Basis is less than $32,188,276 or as a result of any adjustment to any Martin Tax Return for any period ending on or before Closing, the Surviving Corporation's basis for its assets is reduced, the Plan Administrator shall pay to the Buyer out of the Tax Liability Reserve an amount equal to 40% of (A) the amount by which $32,188,276 exceeds the Closing Basis or (B) any such basis adjustments, which in the aggregate, exceed the excess, if any, of the Closing Basis over $32,188,276. The Plan Administrator shall pay to the Surviving Corporation any amount determined under this Section 5(o) in accordance with
               Section 7(b)(x) and, in any event, such amount shall not exceed the Tax Liability Reserve.

               (p) Notice of Taxes. Martin shall immediately give DS&P and Acquisition written notice if an audit is commenced by any taxing authority, a Tax or adjustment is asserted by any taxing authority, or an error is discovered relating to any Return that was or should have been filed by Martin or any of its Subsidiaries for which the statute of limitations is not closed or if the representations and warranties contained in Section 4(k) are no longer true and correct.

               (q) Lease of Property in Dalton, Georgia. Martin shall arrange as soon as possible for a phase I environmental site assessment in accordance with ASTM Standard E1527-97, performed by an auditor reasonably satisfactory to DS&P, of that property situate at 108 East Waterworks Street, Dalton, Georgia currently leased by Martin from B & S Realty Company, Inc. Martin shall deliver the results of the environmental audit to DS&P upon receipt of such results by Martin and not later than 30 days from the date hereof. Martin shall arrange to continue to lease 108 East Waterworks Street, Dalton, Georgia on a month to month basis and to have the ability to terminate such lease at any time upon 15 days notice. All other terms of the lease must be acceptable to DS&P in its sole discretion. At any time prior to the Closing, if Martin receives notice from DS&P directing it to terminate the lease of 108 East Waterworks Street, Dalton, Georgia, Martin shall terminate the lease and move the equipment and inventory located at 108 East Waterworks Street, Dalton, Georgia to another facility owned or leased by Martin as directed in the notice from DS&P.

               (r) Buchanan Industries, Inc. Buchanan Industries, Inc. shall not be dissolved, liquidated, or merged with the Company nor shall its existence otherwise be terminated prior to Closing. All of the stock of Buchanan Industries, Inc. shall be transferred to the Liquidating Trust prior to the Closing.

               (s) Leased Property Owners. Within 15 days from the date hereof, Martin shall send to DS&P a list which identifies for each currently or formerly leased property, the landlord and, if different, any current owner known to Martin, its Subsidiaries, or the respective predecessors or Affiliates of Martin or its Subsidiaries.


6. Conditions to Obligation to Close.

               (a) Conditions to Obligation of DS&P and Acquisition. The obligation of DS&P and Acquisition to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) other than the  representations and warranties set forth in 4(k), the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) Martin shall have  performed  and complied  with all of its covenants hereunder in all material respects through the Closing;

                    (iii) Martin and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above, all of the title insurance commitments, policies, and riders specified in Section 5(h) above, and all of the Surveys specified in
               Section 5(i) above;

                    (iv) no  action,  suit,  or  proceeding  shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of DS&P to own the shares of the Surviving Corporation and to control Martin and its Subsidiaries, or (D) affect adversely the right of any of Martin and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (v) the  representations and warranties set forth in Section
               4(k) shall be true and correct in all material respects as of the Closing Date; provided that, if prior to Closing, (i) an audit is commenced by any taxing authority, a Tax or adjustment is asserted by any taxing authority, or an error is discovered relating to any Return that was or should have been filed by Martin for which the statute of limitations is not closed and the maximum amount of Tax that Martin or the Surviving Corporation could owe as a result thereof is less than $750,000 or (ii) the Closing Basis is $28,000,000 or more, then the representations and warranties in Section 4(k) shall be deemed not to have been breached, and the Tax Liability Reserve will be increased as provided herein;

                    (vi) Martin shall have  delivered to DS&P a  certificate  to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

                    (vii) all  applicable  waiting  periods (and any  extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c) above;

                    (viii)  the  relevant   parties   shall  have  entered  into
               Employment Agreements contemplated in Section 5(k);

                    (ix) DS&P shall have received  from  Martin's  corporate and bankruptcy counsel opinions in form and substance as set forth in Exhibit D attached hereto, addressed to DS&P, Acquisition and Lender and dated as of the Closing Date;

                    (x) all  actions  to be taken by Martin in  connection  with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to DS&P;

                    (xi) the Plan, the  Confirmation  Order, and the Liquidating
               Trust documents shall be in form and substance satisfactory to DS&P in its reasonable discretion and in accordance with Section 7 below;

                    (xii) no Material Adverse Change in Martin's or its Subsidiaries' business, results of operations, financial condition, assets, liabilities or prospects has occurred since the Most Recent Balance Sheet;

                    (xiii) the Confirmation Order has become a Final Order;

                    (xiv) the Surviving  Corporation shall have obtained the New
               Debt Financing;

                    (xv) the New Debt Financing  shall be available  pursuant to documents which are satisfactory to DS&P and Acquisition in their sole discretion;

                    (xvi) Martin shall  provide DS&P with a list and copy of all confidentiality agreements not previously disclosed to DS&P prior to Closing;

                    (xvii) at least two business days prior to the Closing, Martin shall provide DS&P a schedule setting forth the following information on an estimated pro forma basis giving effect to the consummation of the transactions contemplated herein for Martin and its Subsidiaries: (A) the Closing Basis; (B) the amount of any net operating loss carryover; (C) the amount of cancellation or indebtedness income and the other income, gain or loss resulting from the transactions contemplated herein including, but not limited to, the disposition of assets or stock of any Subsidiary and, if requested by DS&P or Acquisition, the additional information included in Section 4(k)(vi) not included in this Section 6(a)(xii);

                    (xviii) at least two  business  days  prior to the  Closing,
               Martin shall provide to DS&P, in form satisfactory to DS&P, (A) a written reconciliation of the trust records for the 401(k) Plan with the participant statement records, (B) a schedule, by each 401(k) Plan participant, of each participant who has or had Martin Shares in a Restricted Stock Account, the number of Martin Shares in such account, the cost basis to such participant of each Martin Share, the amounts distributed to the participant from such account, and an explanation of how the amount of any distribution was determined, and (C) any other information necessary to calculate the amounts to be paid to the 401(k) Plan under Section 2(f)(ii);

                    (xix) Martin shall have caused the litigation known as SouthTrust Bank, N.A. v. Martin Color-Fi, Inc., Bankruptcy Case No. 98-10145W to be terminated, resolved or settled in a manner which is fully satisfactory to DS&P in its reasonable discretion; and

                    (xx) that  certain  Agreement  between JFM and Martin  dated
               February __, 2000 is approved by the Bankruptcy Court, or, if such agreement is not approved by the Bankruptcy Court, the Plan and the Final Order shall state that the Surviving Corporation shall have no liabilities or obligations with respect to JFM and that all liabilities or obligations owed to JFM by Martin shall be satisfied solely by the Plan Administrator from the Preliminary Purchase Price.

DS&P may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of Martin. The obligation of Martin to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Sections 3(a) and 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) DS&P shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

               (v)  all  actions  to  be  taken  by  DS&P  in  connection   with
          consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Martin;

               (vi) DS&P shall have delivered to Martin a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

               (vii) the Confirmation Order is shall be a Final Order; and

               (viii) the Surviving Corporation shall have obtained the New Debt Financing.

Martin may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7. The Chapter 11 Case.

     (a) Bar Date. Upon the execution of this Agreement, Martin shall petition the Bankruptcy Court to set bar dates for all claims, including administrative claims as soon as practicable after the Closing (the "Bar Date").

     (b) Plan. Martin shall and its agents shall consult with and keep DS&P informed of negotiations, drafting, and modifications of the Plan. The Plan, at a minimum, must contain the following concepts:

          (i) all Martin Shares issued and outstanding or authorized, all options, warrants, stock appreciation rights, or rights to acquire Martin Shares prior to the Effective Time (other than the right of Acquisition to convert its shares of the Surviving Corporation) shall be cancelled;

          (ii) as provided in the Plan, the Final Purchase Price shall be used to fully satisfy creditors of Martin and its Subsidiaries including without limitation all pre-petition liabilities, all administrative and post-petition claims, liabilities or expenses such as any fees owed to Gordian Group, attorneys fees for Martin and its Subsidiaries and the creditors' committee, any other professional fees such as those of accountants, auditors, investment bankers and any similar fees, any fees for substantial contribution to the case, unless any such amount is expressly included in the calculation of Assumed Liabilities;

          (iii) a Plan Administrator shall be appointed in the Plan to pay the creditors of Martin and its Subsidiaries including, without limitation, all administrative claimants, out of the Final Purchase Price;

          (iv) distributions to creditors of Martin and its Subsidiaries must be restricted in the manner set forth in Section 2(f) until all administrative claims are filed and resolved and Tax Liabilities are finally determined;

          (v) other than the Assumed Liabilities, all liabilities and indebtedness of Martin and its Subsidiaries to the fullest extent permitted by law will be discharged by the Bankruptcy Court as against Martin and its Subsidiaries including, but not limited to, any penalties, fines, claims, or liabilities of any kind assertable or asserted against Martin or its Subsidiaries as a direct or indirect result of either:

               (A) any operations by or business conducted by Martin or its Subsidiaries, or any interest of Martin or its Subsidiaries, directly or indirectly, in any real property previously owned or operated by Martin or its Subsidiaries, including, without limitation, those properties situated, or any business conducted, at any of the following locations: 217 Star Road, Edgefield, Edgefield County, South Carolina; 3358 Carpet Capital Drive, Dalton, Georgia; 52948 Glenview Drive, Elkhart, Indiana; Pensacola, Florida; and any location other than a location to be owned or operated by the Surviving Corporation; or

               (B) any failure of Martin or its Subsidiaries, before the date of this order, to obtain or maintain any permit or license necessary under any environmental law, to make any governmental filing required by any environmental law (including, without limitation, any filing required by any law concerning emergency planning), or to comply with any environmental law.

          (vi) all assets of Martin included on the Most Recent Balance Sheet (that have not been assigned to the Liquidating Trust or used or sold in the Ordinary Course of Business) will be vested in the Surviving Corporation free and clear of all claims, liens, pledges or encumbrances of any nature whatsoever, to the fullest extent possible under Chapter 11 of the United States Bankruptcy Code;

          (vii) the procedures for third party bidding set forth in Section 5(g) hereof;

          (viii) all contracts not specifically disclosed pursuant to this Agreement and all contracts DS&P and Acquisition elect to reject, in their sole discretion, shall be rejected pursuant to the Plan;

          (ix) a provision enjoining the commencement or continuation of any action, the employment of any process, or any act to collect from or offset against the Surviving Corporation or any of its Subsidiaries on account of any claim, interest or lien arising from actions occurring prior to the Closing other than the Assumed Liabilities, and, without limiting the generality of the foregoing, provide for issuance of a permanent injunction channeling all claims against Martin and its Subsidiaries arising from acts or omissions occurring prior to the Closing and all administrative claims (including without limitation, attorneys fees for Martin and the creditors' committee, any other professional fees such as those of accountants, auditors, investment bankers and any similar fees, any fees for substantial contribution to the case) to the Plan Administrator for exclusive treatment and payment by the Plan Administrator from the Final Purchase Price;

          (x) a provision creating a Tax Liability Reserve out of the Preliminary Purchase Price to be held by the Plan Administrator until all payments required to be made thereunder are made in accordance with this Section and the following items must be paid out of the Tax Liability

     Reserve: (A) all fees and expenses associated with the determination of any Tax, including, but not limited to, costs of preparation of any Tax Returns, determining any Tax liability or item on a Tax Return, or defending any position taken on a Tax Return, (B) any unpaid Tax liabilities shown on any Tax Return for all periods ending on or prior to the Closing, (C) any other Taxes owed by the Surviving Corporation attributable to actions of Martin or its subsidiaries on or prior to the Closing (including, without limitation, any Taxes attributable to the transfer of the Trust Assets), (D) any Taxes owed by the Surviving Corporation for any period after Closing as a result of a breach of the representations in Sections 4(k) or 4(dd), and (E) any amounts owed to the Surviving Corporation under Section 5(o)(ii) (sub-Sections (A)-(E) collectively shall be referred to as the "Tax Liability"). Upon the final determination of any Tax for any period ending on or prior to Closing, the Plan Administrator shall pay over to the Surviving Corporation (i) the amount of such finally determined Tax (and the expenses incurred in connection therewith) to enable the Surviving Corporation to pay such Tax within 5 business days of Surviving Corporation's request therefore and
     (ii) within 5 business days of such request an amount equal to the amount described in 5(o)(ii). Within 30 days of the later of (y) the period referred to in the preceding sentence or (z) sixty (60) days after the expiration of the three (3) year statute of limitations (plus any extension of the statute of limitations agreed to by Martin or the Surviving Corporation), the Surviving Corporation shall make a final determination with respect to (A) any breaches of Sections 4(k) or 4(dd) or (B) any payment due under Section 5(o)(ii) as a result of any basis reduction that would result from any such breach and notify the Plan Administrator of such findings. The Plan Administrator shall promptly pay to the Surviving Corporation the amount determined by the Surviving Corporation sufficient to reimburse the Surviving Corporation for breaches of Sections 4(k) or 4(dd) or payment due under Section 5(o)(ii). Anytime before 60 days after filing its tax return for the year ending December 31, 2000, the Surviving Corporation may notify the Plan Administrator that its Closing Basis (as defined in the next sentence) for its assets for Federal income tax purposes is less than $32,188,276, and within 5 business days of receiving such notice, the Plan Administrator shall pay to the Surviving Corporation any amounts owed under Section 5(o)(ii). Closing Basis shall mean the sum of (i) Martin's basis for its assets as of the close of business on December 31, 1999 and (ii) net operating loss carryforwards as of January 1, 2000 (each (i) and (ii) as adjusted for the transactions contemplated herein (including without limitation cancellation of indebtedness income and transfers to the Liquidating Trust)). If the Plan Administrator disputes the findings of the Surviving Corporation, then the dispute shall be resolved in accordance with the same procedures set forth in Sections 2(e)(iii) and (iv);

          (xi) the balance remaining in the Tax Liability Reserve, if any, after all payments finally determined and made to Surviving Corporation pursuant to Section 7(b)(x) shall be paid to Martin's and its Subsidiaries' creditors in accordance with the Plan;

          (xii) all claims of shareholders of Martin,  including but not limited
     to,  federal  and  state  securities  law  violations,   if  any,  will  be
     discharged; and

          (xiii) the Surviving Corporation shall be relieved of all liabilities associated with the 401(k) Plan arising from any act or omission occurring on or prior to the Closing, including but not limited to, (a) the 401(k) Plan's purchase or sale of Martin Shares and (b) any other liabilities of Martin in connection with any Martin matching contributions to the 401(k) Plan or investment options involving Martin Shares under the 401(k) Plan and (c) any 401(k) Plan operational defects.

     (c) Liquidating Trust.

          (i) A Liquidating Trust shall be set up pursuant to the Plan, and the Trust Assets shall be transferred to the Liquidating Trust prior to the Effective Date. None of the Surviving Corporation's personnel will serve in any capacity with the Liquidating Trust, as trustee or otherwise. The Liquidating Trust documents shall be satisfactory to DS&P and Acquisition in their reasonable discretion.

          (ii) The Liquidating Trust will be responsible for all fees, costs and expenses of storing, securing, moving or handling the Trust Assets and will indemnify and hold harmless the Surviving Corporation from all fees, costs and expenses for storing, securing, moving or handling such Trust Assets, including without limitation, the cost of reasonable rent and reimbursement of expenses to be paid to Surviving Corporation for the use of any location or warehouse of Surviving Corporation to store, secure, move or handle any of the Trust Assets following the Closing. The Surviving Corporation shall only be liable for any damages caused to such Trust Assets by the Surviving Corporation's gross negligence, and only to the extent not covered by customary insurance to be maintained by the Liquidating Trust for such Trust Assets.

          (iii) The Plan Administrator shall be required to set aside reserves necessary from all payments received by the Plan Administrator pursuant to the Plan to pay all reasonably anticipated and necessary costs of the Liquidating Trust before paying any administrative claims.

     (d) Confirmation Order.

          (i) The Confirmation Order must specifically provide that the Surviving Corporation will have no liabilities associated in any way with the assets distributed to the Liquidating Trust, including without limitation, any liabilities for operations formerly conducted on real property included in the assets distributed to the Liquidating Trust. All fees, expenses and costs associated with the Liquidating Trust shall be paid for out of the Final Purchase Price or the monies generated from the sale of any assets to the be held in the Liquidated Trust.

          (ii) The Confirmation Order shall provide, inter alia, that all notices provided by Martin were adequate and will effect a full and complete discharge of all indebtedness (other than the Assumed Liabilities and indebtedness or liabilities assumed on Schedule 7(d)(ii)), contingent or otherwise, of the Surviving Corporation to the fullest extent possible under the United States Bankruptcy Code.


8. Termination.

          (a) Termination of Agreement. This Agreement may be terminated as follows:

               (i) DS&P and Martin may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) DS&P may terminate this Agreement by giving written notice to Martin at any time prior to the Closing (A) in the event that there is a Material Adverse Change in the business of Martin or its Subsidiaries or (B) if the Closing shall not have occurred on or before June 15, 2000, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from DS&P itself breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) Martin may terminate this Agreement by giving written notice to DS&P at any time prior to the Closing (A) in the event that there is a Material Adverse Change in DS&P or (B) if the Closing shall not have occurred on or before June 15, 2000 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of the Martin or its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) This Agreement shall automatically terminate if the Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 of the United States Bankruptcy Code, or a trustee shall be appointed in the Chapter 11 Case; or

               (v) This Agreement shall automatically terminate if Martin or its Subsidiaries shall consummate a Competing Transaction.

          (b) Effect of Termination. Except as otherwise provided in this Paragraph, if this Agreement is terminated pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. The exclusive remedy for Martin in the event the Agreement is terminated pursuant to Section 8(a)(iii) is for Martin to recover from DS&P and Acquisition an amount sufficient to reimburse Martin for its fees and expenses incurred in connection with the transactions contemplated herein, but in no event shall this amount exceed $500,000.

9. Miscellaneous.

          (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Parties prior to making the disclosure).

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. Other than that certain Confidentiality Agreement (the "Confidentiality Agreement") dated July 16, 1999 between Martin and DS&P, this Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, however, that the Confidentiality Agreement is hereby amended to delete Section 5 of the Confidentiality Agreement in its entirety and supercede it with the terms contained herein.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of DS&P and Martin; provided, however, that DS&P may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then 2 business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Martin:

                  Martin Color-Fi
                  Post Office Box 469
                  Edgefield, South Carolina  29824

                  Copy to:

                  Suzanne Hulst Clawson, Esq.
                  Sinkler & Boyd, P.A.
                  P. O. Box 11889
                  Columbia, SC  29211

                  If to the DS&P or Acquisition:

                  1629 Locust Street
                  Philadelphia, PA  19103
                  Attention:  Christopher Arnold

                  Copy to:

                  Lori L. Lasher, Esquire
                  Reed Smith Shaw & McClay LLP
                  2500 One Liberty Place
                  Philadelphia, PA  19103

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of South Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by DS&P and Martin. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. The costs and expenses (including legal fees and expenses) of Martin and its Subsidiaries and their agents (including the Gordian Group) incurred prior to the Closing shall be paid out of the Final Purchase Price. The reasonable costs and expenses (including legal fees and expenses) of DS&P, Acquisition and their agents incurred prior to Closing shall be paid by the Surviving Corporation as successor to Acquisition and shall be factored into the calculation of the Assumed Liabilities.

          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or


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     question  of intent  or  interpretation  arises,  this  Agreement  shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the Bankruptcy Court, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

          (o) Survivability. Except as provided in Section 2(d), 2(e), 2(f), 2(h), 4(k), 4(dd), 7 and 8, the respective representations, warranties , covenants and agreements of the Parties contained herein or in any certification or other document delivered prior to the Closing shall expire with, and be terminated by, the Closing, and thereafter neither Party, nor any director, officer, shareholder or principal thereof, shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement. The Surviving Corporation shall be entitled to make a claim against the Final Purchase Price (but not against any director, officer, shareholder or principal of Martin) if there is a breach of any of the representations or covenants contained in Section 2(d), 2(e), 2(f), 4(k), 4(dd), 7, and 8.

          (p) Sole Remedy of Martin. The sole remedy of Martin against DS&P and/or Acquisition for breaches of this Agreement is as set forth in
     Section 8(b). Martin hereby knowingly waives any right to seek additional damages in excess of the amount specified above, specific performance from DS&P or Acquisition or any other right it may have under law or in equity against DS&P and/or Acquisition for any action arising out of this Agreement and the negotiation thereof.

          (q) Disclosure Generally. If and to the extent any information required to be furnished in any Section of the Disclosure Statement is contained in another Section of the Disclosure Statement, such information will be deemed to be included in all sections or schedules in which such information is required to be included only to the extent that such disclosure is reasonably apparent on its face and does not require the other party hereto to look further than this Agreement.



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                  IN WITNESS  WHEREOF,  the Parties  hereto have  executed  this
Agreement on the date first above written.

                               SIGNATURES OMITTED

                    EXHIBITS AND DISCLOSURE SCHEDULE OMITTED